Exhibit 23.2

Moore Stephens Ellis Foster Ltd.
Chartered Accountants
1650 West 1st Avenue
Vancouver, British Columbia
Canada, V6J 1G1
Phone (604) 734-1112

CONSENT OF INDEPENDENT AUDITORS

In connection with the Registration Statement on Form S-8 being filed by Andresmin Gold Corporation (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of 9,100,000 shares of the Company's common stock to be offered under the Company's Stock Option Plan, we consent to the incorporation by reference in the Registration Statement of our report dated September 17, 2004, in respect to our audits of the consolidated financial statements of the Company as at June 30, 2004 and 2003, which report was included in the Company's Annual Report on Form 10-KSB as filed with the Securities and Exchange Commission on September 28, 2004.

We hereby consent to the filing of a copy of this consent as an exhibit to the Registration Statement referred to above.

Moore Stephens Ellis Foster Ltd.

/s/ Moore Stephens Ellis Foster Ltd.

Vancouver, B.C., Canada
June 13, 2005